Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                   Set forth below are certain subsidiaries of
                      E. I. du Pont de Nemours and Company


                                                               Organized Under
                       Name                                        Laws Of
-------------------------------------------------------    ---------------------
Acorn Leasing, LLC                                         Delaware
Agar Cross  S.A.                                           Argentina
Camtex Fabrics Ltd.                                        United Kingdom
ChemFirst Inc.                                             Mississippi
Christiana Insurance Limited                               Bermuda
Destination Realty Inc.                                    Delaware
DPC (Luxembourg) SARL                                      Luxembourg
DSRB Ltda.                                                 Brazil
DUKL Holdings Limited                                      United Kingdom
DuPont - Kansai Automotive Coatings Company                Delaware
DuPont (Australia) Ltd.                                    Australia
DuPont (Korea) Inc.                                        Korea
DuPont (New Zealand) Limited                               New Zealand
DuPont (South America), Holdings LLC                       Delaware
DuPont (Thailand) Co. Ltd.                                 Thailand
DuPont (U.K.) Investments                                  United Kingdom
DuPont (U.K.) Ltd.                                         United Kingdom
DuPont Agricultural Caribe Industries, Ltd.                Bermuda
DuPont Agricultural Chemicals Ltd., Shanghai               China
DuPont Agro Hellas S.A.                                    Greece
DuPont Argentina S.A.                                      Argentina
DuPont Asia Pacific, Ltd.                                  Delaware
DuPont Beteiligungs GmbH                                   Austria
DuPont BVco BV                                             Netherlands
DuPont Canada Inc.                                         Canada
DuPont Capital Management Corporation                      Delaware
DuPont Chemical and Energy Operations, Inc.                Delaware
DuPont China Holding Company Ltd.                          China
DuPont China Limited.                                      Hong Kong
DuPont China Ltd.(US)                                      Delaware
DuPont Coatings SAS                                        France
DuPont Company (Singapore) Pte Ltd.                        Singapore
DuPont Conid S.p.A.                                        Delaware
DuPont Coordination Center N.V.                            Belgium
DuPont CZ s.r.o.                                           Czech Republic
DuPont DACI Beteiligungs GmbH                              Austria
DuPont Danmark ApS                                         Denmark
DuPont de Colombia, S.A.                                   Colombia
DuPont de Nemours (Belgium) BVBA                           Belgium
DuPont de Nemours (Deutschland) GmbH                       Germany

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                                                                      Exhibit 21

                                                               Organized Under
                       Name                                        Laws Of
-------------------------------------------------------    ---------------------
DuPont de Nemours (Flandre) S.A.                           France
DuPont de Nemours (France) S.A.S.                          France
DuPont de Nemours (Luxembourg) SARL                        Luxembourg
DuPont de Nemours (Nederland) B.V.                         Netherlands
DuPont de Nemours and Company, LLC                         Delaware
DuPont de Nemours Development S.A.                         Switzerland
DuPont de Nemours Groupe S.A.R.L.                          France
DuPont de Nemours International S.A.                       Switzerland
DuPont de Nemours International S.A. - S. Africa Branch    South Africa
DuPont de Nemours Italiana S.r.l.                          Italy
DuPont de Nemours Packaging S.A.S                          France
DuPont Deutschland Holding Gmbh & Co. KG                   Germany
DuPont Diagnostics, Inc.                                   Delaware
DuPont do Brasil S.A.                                      Brazil
DuPont Eastern Europe BV                                   Netherlands
DuPont Elastomers Inc.                                     Delaware
DuPont Electronics Microcircuits Industries, Ltd.          Bermuda
DuPont Energy Company, LLC                                 Delaware
DuPont Engineering Products, S.A.R.L.                      Luxembourg
DuPont Environmental Remediation Services Inc.             Delaware
DuPont Far East (Philippines Branch)                       Philippines
DuPont Far Eastern Petrochemicals Ltd.                     China
DuPont Feedstocks Company                                  Delaware
DuPont Fibers (China) Ltd.                                 China
DuPont Fibers (Shanghai) Ltd.                              China
DuPont Flandre Finance                                     France
DuPont Flooring Systems Inc                                Georgia
DuPont Foreign Sales Corporation                           Virgin Islands
DuPont Global Operations, Inc.                             Delaware
DuPont Herberts Automotive Systems Service BVBA            Belgium
DuPont Holdco Spain I, SL                                  Spain
DuPont Holdco Spain II, SL                                 Spain
DuPont Holographics, Inc.                                  Utah
DuPont Iberica, S.L.                                       Spain
DuPont India Ltd.                                          Delaware
DuPont International (Luxembourg) SCA                      Luxembourg
DuPont International Trading, Inc.                         Delaware
DuPont Kabushiki Kaisha                                    Japan
DuPont KGA B.V.                                            Netherlands
DuPont Khimprom                                            Russia
DuPont Medical Products, Inc.                              New York
DuPont Mexico S.A. de C.V.                                 Mexico
DuPont NLco BV                                             Netherlands
DuPont Operations (Luxembourg) SARL                        Luxembourg
DuPont Operations Inc.                                     Delaware
DuPont Operations Worldwide, Inc.                          Delaware
DuPont Orient Operations Ltd.                              Delaware
DuPont Performance Coating France SAS                      France
DuPont Performance Coating Nederland BV                    Netherlands
DuPont Performance Coatings (Thailand) Ltd.                Thailand

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                                                                      Exhibit 21

                                                              Organized Under
                       Name                                       Laws Of
-------------------------------------------------------    ---------------------
DuPont Performance Coatings (U.K.) Ltd.                    United Kingdom
DuPont Performance Coatings Austria GmbH                   Austria
DuPont Performance Coatings GmbH & Co KG                   Germany
DuPont Performance Coatings Iberica, S.L.                  Spain
DuPont Performance Coatings Polska Spolka z.o.o.           Poland
DuPont Performance Coatings Pty. Ltd.                      Australia
DuPont Performance Coatings Scandinavia AB                 Sweden
DuPont Performance Coatings, Inc.                          Delaware
DuPont Performance Coatings, Tintas e Vernizes,S.A.        Portugal
DuPont Pharma, Inc.                                        Delaware
DuPont Poland BV                                           Netherlands
DuPont Poland Sp z.o.o.                                    Poland
DuPont Polimeros Ltda.                                     Brazil
DuPont Polyester Europe Aps                                Denmark
DuPont Polymer Powders SARL                                Switzerland
DuPont Powder Coatings (Malaysia) Sdb.                     Malaysia
DuPont Powder Coatings Andina S.A.                         Colombia
DuPont Powder Coatings Belgium N.V.                        Netherlands
DuPont Powder Coatings France SAS                          France
DuPont Powder Coatings Iberica S.L.                        Spain
DuPont Powder Coatings Saudia Co. Ltd.                     Saudi Arabia
DuPont Powder Coatings Scandinavia AB                      Sweden
DuPont Powder Coatings U.K. Ltd.                           United Kingdom
DuPont Powder Coatings USA, Inc.                           Texas
DuPont Protein Technologies International Inc.             Delaware
DuPont Pulverlack Deutschland GmbH & Co. KG                Germany
DuPont Qingdao Nylon Enterprise Ltd.                       China
DuPont Quimica de Venezuela C.A.                           Venezuela
DuPont S.A. de C.V.                                        Mexico
DuPont Scandinavia GmbH                                    Germany
DuPont Services B.V.                                       Netherlands
DuPont Singapore Fibres Pte Ltd.                           Singapore
DuPont Specialty Grains                                    Iowa
DuPont Taiwan Ltd.                                         Taiwan
DuPont Textiles & Interiors (Deutschland) GmbH             Germany
DuPont Textiles & Interiors (South America) Holdings, LLC  Delaware
DuPont Textiles & Interiors Holdings, Inc.                 Delaware
DuPont Textiles & Interiors, Inc.                          Delaware
DuPont Trading (Shanghai) Co., Ltd.                        China
DuPont Treasury, Ltd.                                      United Kingdom
DuPont UK B.V.                                             Netherlands
DuPont Vespel Parts and Shapes, Inc.                       Pennsylvania
DuPont Wirex Ltd.                                          Taiwan
DuPont Yunmeng Protein Company Limited                     China
E.I. DuPont India Private Limited                          India
Electronic Materials DuPont Dongguan Ltd                   China
Equipamiento Industrial S.A.                               Argentina
Helmstedter Lack-und Chemische Fabrik GmbH & Co. KG        Germany
Herberts America Inc.                                      Texas
Herberts Mexico S.A. de C.V.                               Mexico

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                                                                      Exhibit 21

                                                               Organized Under
                       Name                                        Laws Of
-------------------------------------------------------    ---------------------
Herberts Plascon Pty Ltd.                                  South Africa
Holding DP, S.A. de C.V.                                   Mexico
Huajia Chemical Company                                    China
IDAC Belgium - EP Branch BVBA                              Belgium
Initiatives de Mexico, S.A. de C.V.                        Mexico
International Dioxcide,Inc.                                Rhode Island
Laurel N.A., LLC                                           Delaware
Oval Securities, Inc.                                      Delaware
Permatex GmbH                                              Germany
Permatex Italia S.r.l.                                     Italy
PG Assets, L.L.C.                                          Delaware
Pioneer Hi-Bred International, Inc                         Iowa
Pitt-Consol Chemical Company                               Delaware
Polar Vision                                               California
PolyGlobal Associates, L.L.C.                              Delaware
Protein Technologies International, Inc.                   Missouri
PT DuPont Agricultural Products Indonesia                  Indonesia
PT DuPont Powder Coatings Indonesia                        Indonesia
Qualicon,  Inc.                                            Delaware
Renner DuPont S.A.                                         Brazil
Sentinel Transportation, LLC                               Delaware
Spies Hecker, GmbH                                         Switzerland
Sporting Goods Properties Inc.                             Delaware
Teodur B.V.                                                Netherlands
Uniax Corp                                                 California
Uniax LLC                                                  Delaware
Verniplast S.A.                                            Switzerland

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.

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